UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 16, 2023, Equillium, Inc. (the “Company”) will virtually host its previously announced analyst and investor day commencing at 9 a.m. PT. During the event, representatives of the Company will, among other things, provide an update on the Company’s pipeline and a review of the Company’s Multi-Cytokine Platform and clinical stage Multi-Cytokine Inhibitors. A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and the presentation attached hereto as Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

On October 16, 2023, the Company announced a presentation highlighting EQ302, a second generation orally deliverable multi-cytokine inhibitor in development to target IL-15 and IL-21.

The presentation outlines the origins of EQ302 from its parent peptide, EQ102, which was originally modeled from the D-helix of the IL-2 family of cytokines and binds directly to CD132 to inhibit the signaling of IL-15 and IL-21. Stable peptide derivatives of EQ102, including EQ302, are being developed by adding hydrocarbon staples to confer proteolytic resistance and increase stability in the gastrointestinal (“GI”) tract while retaining cytokine inhibitory properties, making it a potential candidate for clinical testing in a variety of GI diseases via oral administration.

EQ302 was administered to mice via oral delivery in a pre-clinical formulation designed to enhance permeability of the intestine. Following oral administration to mice challenged with human IL-15, small intestinal tissue was harvested and shown to contain significant amounts of EQ302. To demonstrate the local efficacy of the peptide, IL-15-induced Interferon-gamma (“IFNg”) levels within the intestinal tissue were measured and shown to be significantly decreased in EQ302-treated animals versus vehicle control animals.

The data illustrates that:

•	Adding hydrocarbon staples to a peptide can confer increased stability in the GI tract while retaining its cytokine inhibitory properties.

•	Utilizing a pre-clinical formulation for enhanced epithelial permeability, EQ302 achieved meaningful concentration levels for localized cytokine inhibition in the small intestine.

•	EQ302 delivered to mice via oral gavage can inhibit IL-15 induced IFNg transcription locally in the GI tract indicating potential utility for Celiac Disease and inflammatory bowel disease.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are subject to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical and pre-clinical studies; whether the results from clinical and pre-clinical studies will validate and support the safety and efficacy of the Company’s product candidates. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at and on the Company’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation October 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: October 16, 2023	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer